UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 10, 2013

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125 Tysons Corner, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS F CERTAIN OFFICERS.

On September 10, 2013, Harvey Kesner resigned from his position as the interim Chief Executive Officer of Spherix Incorporated (the “Company”).  Upon Mr. Kesner’s resignation, the Company’s board of directors appointed Anthony Hayes as its Chief Executive Officer and a member of the board of directors, effective September 10, 2013.  Mr. Kesner remains a member of the Company’s board of directors.  Mr. Hayes has served as the Chief Executive Officer of North South Holdings, Inc. (“North South”) since March 2013.  As reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on September 10, 2013, the Company closed the acquisition of North South, the holder of a portfolio consisting of approximately 224 patents in the wireless communications and telecommunication sectors.

Anthony Hayes, 45, has served as the Chief Executive Officer of North South since March 2013 and, since June 2013, has served as a consultant to the Company.  Mr. Hayes was the fund manager of JaNSOME IP Management LLC and JaNSOME Patent Fund LP from August 2012 to August 2013, both of which he co-founded.  Mr. Hayes was the founder and Managing Member of Atwater Partners of Texas LLC from March 2010 to August 2012 and a partner at Nelson Mullins Riley & Scarborough LLP from May 1999 to March 2010. Mr. Hayes received his Juris Doctorate from Tulane University School of Law and his B.A. in Economics from Mary Washington College.  Mr. Hayes was chosen to be a director of the Company based on his expansive knowledge of, and experience in, the patent monetization sector.

Mr. Hayes has no family relationship with any of the executive officers or directors of the Company.  There are no arrangements or understandings between Mr. Hayes and any other person pursuant to which he was appointed as an officer of the Company.

In consideration for his prior services to the Company as a consultant, Mr. Hayes received options to purchase up to 750,000 shares of the Company’s common stock at an exercise price of $7.08 per share, subject to certain vesting conditions which are set forth in Mr. Hayes’ Form 3, filed with SEC.  Additionally, Mr. Hayes holds 23,081 shares of the Company’s common stock.

 On September 10, 2013, the Company entered into an employment agreement with Mr. Hayes pursuant to which Mr. Hayes shall serve as the Chief Executive Officer of the Company for a period of two years, subject to renewal (the “Hayes Employment Agreement”).  In consideration for his employment, the Company will pay Mr. Hayes a signing bonus of $100,000, a base salary of $350,000 per annum and Mr. Hayes will be entitled to receive an annual bonus in an amount equal to up to 100% of his base salary if the Company meets or exceeds certain criteria adopted by the Company’s compensation committee.  In the event Mr. Hayes’ employment is terminated, other than for “Cause” (as defined in the Hayes Employment Agreement) or by Mr. Hayes without “Good Reason” (as defined in the Hayes Employment Agreement), Mr. Hayes will be entitled to receive severance benefits equal to twelve months of his base salary, continued coverage under the Company’s benefit plans for a period of twelve months and payment of his pro-rated earned annual bonus.

           The foregoing is a summary description of the terms and conditions of the Hayes Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Hayes Employment Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Employment Agreement between Anthony Hayes and Spherix Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 13, 2013

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer